UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________________
FORM 8-K
_______________________________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020
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Guidewire Software, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-35394	36-4468504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2850 S. Delaware St., Suite 400
San Mateo, CA 94403
(Address of principal executive offices, including zip code)

(650) 357-9100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	GWRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02  Results of Operations and Financial Condition.

On June 3, 2020, Guidewire Software, Inc. (the "Company") issued a press release announcing unaudited financial results for the fiscal quarter ended April 30, 2020. A copy of the press release is attached as Exhibit 99.1.

In accordance with General Instruction B.2 on Form 8-K, certain of the information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished under Item 2.02 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 ("Exchange Act") or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Sales Officer

On June 3, 2020, the Company announced that Steve Sherry, the Company’s Chief Sales Officer, notified the Company of his intent to retire from the Company, transitioning out of his current position following the Company’s fiscal year ending July 31, 2020. Mr. Sherry will continue with the Company as SVP, Strategic Accounts into the Company’s next fiscal year, to ensure a complete and seamless transition with his successor, after which he plans to retire. His retirement is not the result of any disagreement or conflict with the Company. The Company also announced that Mr. Frank O’Dowd will take on the role of Chief Sales Officer upon Mr. Sherry’s transition. Mr. O’Dowd will join the Company on June 15, 2020 after serving in sales at Oracle Corporation for over 20 years.

Appointment of Jeff Cooper as Chief Financial Officer

Effective June 3, 2020, the Board of Directors of the Company appointed Jeff Cooper as Chief Financial Officer. Mr. Cooper had previously served as interim Chief Financial Officer since March 2, 2020 and, prior to that, served as the Company’s Vice President of Finance since 2017. Prior to joining the Company, Mr. Cooper served as Chief Financial Officer of GoodData, a cloud-based data and analytics platform company, from 2016 to 2017. From 2013 to 2016, Mr. Cooper served as Vice President, Finance for Rally Software, a publicly traded cloud-based application lifecycle management software company. Prior to that, Mr. Cooper was a Vice President focusing on the software industry in the investment banking division of Deutsche Bank Securities. Mr. Cooper holds a B.A. in Political Science from Princeton University and an M.B.A. degree from the London Business School.

There are no arrangements or understandings between Mr. Cooper and any other persons in connection with his appointment. There are no family relationships between Mr. Cooper and any director or executive officer of the Company, and Mr. Cooper is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the appointment of Mr. Cooper as Chief Financial Officer, the Compensation Committee of the Board of Directors of the Company expects to increase Mr. Cooper’s compensation. The Company also will enter into its standard form of Executive Agreement, incorporated by reference hereto as Exhibit 10.1, with Mr. Cooper.

Appointment of Priscilla Hung as President, COO

Effective June 3, 2020, the Board of Directors of the Company appointed Priscilla Hung as President. Ms. Hung also serves as the Company’s Chief Operating Officer, a position she has held since June 2017. She also served the Company as Chief Administrative Officer from September 2014 to June 2017, Senior Vice President of Operations & Corporate Development from September 2012 to September 2014, Vice President of Operations from 2010 to 2012, and Vice President of Corporate Development & Alliances from 2005 to 2010. Prior to joining Guidewire, from 2000 to 2005, Ms. Hung held several management positions at Ariba Inc., including Director of Operations and Director of Global Channels and Alliances. Ms. Hung holds an M.Eng. Degree in Industrial Engineering and Operations Research from Cornell University.

There are no arrangements or understandings between Ms. Hung and any other persons in connection with her appointment. There are no family relationships between Ms. Hung and any director or executive officer of the Company, and Ms. Hung is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibits
10.1*	Form of Executive Agreement
99.1	Press release dated June 3, 2020 titled "Guidewire Software Announces Third Quarter Fiscal Year 2020 Financial Results, Updates to Leadership Team"
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Incorporated by reference from Exhibit 10.6 to the Company's Form 10-Q Dated March 5, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2020

GUIDEWIRE SOFTWARE, INC.

By:	/s/ JEFF COOPER
Jeff Cooper
Chief Financial Officer